UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 7, 2013

Geeknet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100

Fairfax, VA 22030

(Address of principal executive offices, including zip code)

(877) 433-5638

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b), (c), (d) and (e)

On February 7, 2013, Geeknet, Inc. (the “Company”), announced that its Board of Directors has appointed Kathryn K. McCarthy, the Company’s current Chief Financial Officer, as Chief Executive Officer and President of the Company and of ThinkGeek, Inc., the Company’s wholly-owned subsidiary and as a member of the Board of Directors of the Company. In addition, on February 7, 2013, the Company announced that the Board of Directors appointed Ali R. Sorbi as Chief Financial Officer of the Company and of ThinkGeek, Inc. Each of Ms. McCarthy and Mr. Sorbi’s appointments will be effective March 1, 2013. Upon her appointment, Ms. McCarthy will no longer serve as Chief Financial Officer of the Company. Kenneth G. Langone, the Company’s current Chief Executive Officer, President and Chairman, will no longer serve as Chief Executive Officer and President effective March 1, 2013 but will continue to serve as Chairman of the Board of Directors.

Ms. McCarthy, 44, has served as the Company’s Executive Vice President, Chief Financial Officer, since January 2011. Prior to joining the Company, Ms. McCarthy spent 18 years at General Electric, Inc., where she was named an officer of the Company in 2003. As Vice President and CFO of GE Healthcare in London, UK, she partnered with the CEO to deliver global growth, reduce costs and support mergers and acquisitions and integration activities. As Vice President of the GE Audit Staff, she led global audits and reported frequently to the Audit Committee and the Board of Directors. Previously, she was CFO of GE Transportation Systems and held leadership positions within GE Plastics in Europe and the US. Ms. McCarthy will bring to the Board of Directors her financial and managerial experience as well an in-depth knowledge of the Company’s business and operations.

Mr. Sorbi, 33, has served as the Company’s Vice President of Financial Planning and Analysis since May 2012. Mr. Sorbi joined the Company in March 2011 as a Manager of Financial Planning and Analysis. Prior to joining the Company, from September 2009 until March 2011, Mr. Sorbi served as Manager of Financial Planning and Analysis at Rosetta Stone, a provider of technology-based language-learning solutions. Prior to that, from August 2006 until September 2009, Mr. Sorbi was a Senior Financial Analyst at Beers and Cutler PLLC (now Baker Tilly Virchow Krause, LLP), an accounting and advisory firm.

In connection with his appointment to Chief Financial Officer, Mr. Sorbi will receive an increase in his base salary to $225,000 per year.

The Company issued a press release announcing Ms. McCarthy’s and Mr. Sorbi’s appointments, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Geeknet, Inc. dated February 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:
Kathryn McCarthy Executive Vice President and Chief Financial Officer

Date: February 7, 2013